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Exhibit 23.1

Consent of Independent Accountants

    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Director Stock Option Plan of United Wisconsin Services, Inc., of our reports dated February 9, 1996, with respect to the consolidated financial statements of United Wisconsin Services, Inc., incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                            Ernst & Young LLP


February 28, 1997
Milwaukee, Wisconsin